Exhibit 99.1

INSPIRED REPORTS FIRST QUARTER 2024 RESULTS

●	First Quarter Revenue of $63.1 million versus $64.9 million in the prior year period
●	First Quarter Net Loss of $(5.7) million
●	First Quarter Adjusted EBITDA of $16.3 million
●	Expanded video lottery terminal placements by Western Canada Lottery Corporation with 720 Additional Valor™ Terminals in Saskatchewan
●	Announced the exclusive launch of its NBA Re-Play Virtual Sports product with long-time partner OPAP

New York, New York, May 10, 2024 - Inspired Entertainment, Inc. (“Inspired” or the “Company”) (NASDAQ: INSE), a leading B2B provider of gaming content, technology, hardware and services, today reported financial results for the three-month period ended March 31, 2024.

“As we begin 2024, we remained focused on our long-term strategy to shift a greater proportion of our earnings to our aggregate digital business, which includes our Virtual Sports and Interactive segments. In the first quarter, our digital business accounted for 76% of our Adjusted EBITDA contribution 1 compared to 69% in the prior year. At the same time, our strategy of moving our retail business in the capital light direction is taking hold as well,” said Lorne Weil, Executive Chairman of Inspired.

“First quarter results were a combination of continued outperformance in our Interactive segment, offset by the persistence of second half 2023 trends in Virtual Sports where a major customer has optimized their customer base as well as confronting an unusually challenging quarter in the Gaming segment,” added Weil.

Weil added, “Our digital business first quarter results were once again led by the Interactive segment, where revenue and Adjusted EBITDA increased approximately 31% and 38% year-over-year on a constant currency basis, respectively. The performance of our Interactive segment continues to benefit from the growth of our existing customer base as well as our expansion to new customers as we have broadened our footprint. In Virtual Sports, we remain encouraged by the strong potential for future growth in the second half of 2024, capitalizing on our expanded content offerings, such as our NBA and NFL-themed products. We are excited to launch our NBA-themed Virtual Sports games during the second quarter of 2024, offering basketball fans worldwide the one-of-a-kind experience of a Virtual Sports NBA game. As virtual sports gaming continues to grow in popularity around the world, this unique offering will continue to set Inspired apart in the growing market of Virtual Sports.

“Our land-based business, which includes our Gaming and Leisure segments, experienced lower service revenue in the UK Licensed Betting Office (LBO) market and in Greece driven by the expiry of historical amortized licensed revenue. We are seeing these trends reverse as we head into the second quarter especially as our ‘Vantage’ cabinet continues to see low double-digit year-over-year revenue per machine increases across two of our largest UK LBO customers. In addition, on the cost side we are seeing higher costs in the currently inflationary environment. In response, during the quarter we initiated a cost improvement initiative across the business. We have a dedicated team working across all aspects of the business to find efficiencies to drive our Adjusted EBITDA margins.”

1 Aggregate digital business Adjusted EBITDA contribution is calculated using the sum of the Virtual Sports and Interactive segment-level Adjusted EBITDA less allocated corporate expense pro-rated by the segment revenue contribution as a percent of Total Revenue. The Company’s definition may not be comparable to measures of other companies. See supplemental table below.

Weil concluded, “While our first quarter had some items that worked against us, we are experiencing improving trends into the second quarter and are excited for the future, with new markets opening and new Virtual Sports products set to launch. As new markets emerge and more customers embrace these new, innovative products, opportunities for growth remain promising. We believe that our unmatched content portfolio positions us well to capitalize on the expanding online betting and gaming markets globally.”

Recent Business Highlights

●	Subsequent to quarter-end, expanded video lottery terminal (“VLT”) placements by Western Canada Lottery Corporation (“WCLC”) with award of 720 Additional Valor™ Terminals in Saskatchewan.
●	Subsequent to quarter-end, announced the exclusive launch of its NBA Re-Play Virtual Sports product with long-time partner, Greek Organisation of Football Prognostics S.A. (“OPAP”).
●	Launched the virtual product, End Zone Cash, featuring NFL Alumni players with the Pennsylvania Lottery.
●	Signed a long-term contract extension as the provider of arcade games and entertainment products to longtime partner Parkdean Resorts, the UK’s largest holiday park operator.

Summary of First Quarter 2024 Segment Financial Results

(unaudited)

	Three Months Ended March 31,		Reported Variance	Currency Movement 2024[2]	Functional Currency Variance
(In $ millions)	2024	2023	%	$	%
Total Revenue
Gaming	$24.0	$27.1	(11)%	$1.0	(15)%
Virtual Sports	12.4	14.8	(16)%	0.5	(20)%
Interactive	8.1	5.9	37%	0.4	31%
Leisure	18.6	17.1	9%	0.7	5%

Total Company Revenue	$63.1	$64.9	(3)%	$2.6	(7)%
Net operating (loss) income	(1.4)	4.6	(130)%	(0.3)	(124)%
Net loss	(5.7)	(1.4)	307%	(3.8)	271%
Net loss per basic share	$(0.20)	$(0.05)	296%	NM3	281%
Net loss per diluted share	$(0.20)	$(0.05)	296%	NM3	281%

Non-GAAP Financial Measures
Adjusted EBITDA[1]
Gaming	$7.3	$9.7	(25)%	$0.1	(26)%
Virtual Sports	10.4	12.7	(18)%	0.7	(23)%
Interactive	4.4	3.1	42%	0.1	38%
Leisure	1.8	0.9	100%	0.3	61%
Corporate	(7.6)	(6.3)	(21)%	(0.5)	(13)%

Total Company Adjusted EBITDA[1]	$16.3	$20.1	(19)%	$0.7	(23)%
Adjusted EBITDA Margin[1]	26%	31%

Adjusted net income (loss)[1]	$(0.4)	$2.5	(117)%	NM3	(117)%
Adjusted net income (loss) per diluted share	$(0.02)	$0.09	(117)%	NM3	(117)%

1 Reconciliation to US GAAP shown below.

2 Currency movement calculated by translating 2024 and 2023 performances at 2023 exchange rates.

3 Percentage/dollar change is not meaningful.

Non-GAAP Financial Measures

We use non-GAAP financial measures, including Adjusted EBITDA, to analyze our operating performance. We use these financial measures to manage our business on a day-to-day basis. We believe that these measures are also commonly used in our industry to measure performance. For these reasons, we believe that these non-GAAP financial measures provide expanded insight into our business, in addition to standard U.S. GAAP financial measures. There are no uniform rules for defining and using non-GAAP financial measures, and as a result the measures we use may not be comparable to measures used by other companies, even if they have similar labels. The presentation of non-GAAP financial information should not be considered in isolation from, as a substitute for, or superior to, financial information prepared and presented in accordance with U.S. GAAP. You should consider our non-GAAP financial measures in conjunction with our U.S. GAAP financial statements.

We define our non-GAAP financial measures as follows:

EBITDA is defined as net loss excluding depreciation and amortization, interest expense, interest income and income tax expense.

Adjusted EBITDA is defined as net income (loss) excluding depreciation and amortization, interest expense, interest income and income tax expense, and other additional exclusions and adjustments (see Adjusted EBITDA reconciliation table). Such additional excluded amounts include stock-based compensation U.S. GAAP charges where the associated liability is expected to be settled in stock, and changes in the value of earnout liabilities and income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension schemes. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring, dual running costs, costs related to facility closures and integration costs, (2) merger and acquisition costs and (3) gains or losses not in the ordinary course of business.

We believe Adjusted EBITDA, when considered along with other performance measures, is a particularly useful performance measure, because it focuses on certain operating drivers of the business, including sales growth, operating costs, selling and administrative expense and other operating income and expense. We believe Adjusted EBITDA can provide a more complete understanding of our operating results and the trends to which we are subject, and an enhanced overall understanding of our financial performance and prospects for the future. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income or loss, because it does not take into account certain aspects of our operating performance (for example, it excludes non-recurring gains and losses which are not deemed to be a normal part of underlying business activities). Our use of Adjusted EBITDA may not be comparable to the use by other companies of similarly termed measures. Management compensates for these limitations by using Adjusted EBITDA as only one of several measures for evaluating our operating performance. In addition, capital expenditures, which affect depreciation and amortization, interest expense, and income tax benefit (expense), are evaluated separately by management.

Adjusted Net Income is defined as net income (loss) excluding the effects of certain exclusions and adjustments. Such excluded amounts include income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension schemes. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring, dual running costs, costs related to facility closures and integration costs, (2) merger and acquisition costs and (3) gains or losses not in the ordinary course of business. These items have been adjusted to reflect the tax impact from excluding them from net income (loss).

Adjusted Net Income per diluted share is computed by dividing the Adjusted Net Income by the weighted-average number of common shares outstanding during the period, including the effects of any potentially dilutive securities, including RSUs, using the treasury stock method, and convertible debt or convertible preferred stock, using the if-converted method, unless the inclusion would be anti-dilutive.

Functional Currency at Constant rate. Currency impacts shown have been calculated as the current-period average GBP:USD rate less the equivalent average rate in the prior year quarter, multiplied by the current period amount in our functional currency (GBP). The remaining difference, referred to as functional currency at constant rate, is calculated as the difference in our functional currency, multiplied by the prior year quarter average GBP: USD rate, as a proxy for functional currency at constant rate movement.

Currency Movement represents the difference between the results in our reporting currency (USD) and the results on a functional currency at constant rate basis.

Reconciliations from net loss, as shown in our Consolidated Statements of Operations and Comprehensive Loss, to Adjusted EBITDA are shown below.

Conference Call and Webcast

Inspired management will host a conference call and simultaneous webcast at 8:30 a.m. ET / 1:30 p.m. UK on Friday, May 10, 2024 to discuss the financial results and general business trends.

Telephone: The dial-in number to access the call live is 1-800-715-9871 (US) or 1-646-307-1963 (International). Participants should ask to be joined into the Inspired Entertainment call.

Webcast: A live audio-only webcast of the call can be accessed through the “Events and Presentations” page of the Company’s website at www.inseinc.com under the Investors link. Please follow the registration prompts.

Replay: A replay of the webcast will be available on the Company’s website at www.inseinc.com.

About Inspired Entertainment, Inc.

Inspired offers an expanding portfolio of content, technology, hardware and services for regulated gaming, betting, lottery, social and leisure operators across retail and mobile channels around the world. The Company’s gaming, virtual sports, interactive and leisure products appeal to a wide variety of players, creating new opportunities for operators to grow their revenue. The Company operates in approximately 35 jurisdictions worldwide, supplying gaming systems with associated terminals and content for approximately 50,000 gaming machines located in betting shops, pubs, gaming halls and other route operations; virtual sports products through more than 32,000 retail venues and various online websites; interactive games for 170+ websites; and a variety of amusement entertainment solutions with a total installed base of more than 16,000 terminals. Additional information can be found at www.inseinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our ability to bring certain of our products to customers in the various markets in which we operate and execute on our strategic plan, statements regarding expectations with respect to potential new customers and statements regarding our anticipated financial performance. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “expect,” “estimate,” “plan,” “will,” “would” and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on Inspired management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Inspired’s control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing Inspired’s views as of any subsequent date. You are advised to review carefully the “Risk Factors” section of Inspired’s annual report on Form 10-K for the fiscal year ended December 31, 2023, and subsequent quarterly reports on Form 10-Q, which are available, free of charge, on the U.S. Securities and Exchange Commission’s website at www.sec.gov. Inspired does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

For Investors

IR@inseinc.com

+1 (646) 277-1285

For Press and Sales

inspiredsales@inseinc.com

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in millions, except share data)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue:
Service	$57.1	$57.5
Product sales	6.0	7.4
Total revenue	63.1	64.9

Cost of sales:
Cost of service (1)	(15.9)	(15.0)
Cost of product sales (1)	(4.5)	(6.7)
Selling, general and administrative expenses	(34.2)	(29.2)
Depreciation and amortization	(9.9)	(9.4)
Net operating (loss) income	(1.4)	4.6

Other expense
Interest expense, net	(6.6)	(6.3)
Other finance income	0.1	0.1
Total other expense, net	(6.5)	(6.2)

(Loss) income before income taxes	(7.9)	(1.6)
Income tax benefit	2.2	0.2
Net loss	(5.7)	(1.4)

Other comprehensive (loss)/income:
Foreign currency translation gain (loss)	1.0	(2.9)
Reclassification of loss on hedging instrument to comprehensive income	—	0.2
Actuarial gains on pension plan	0.3	0.2
Other comprehensive income (loss)	1.3	(2.5)

Comprehensive loss	$(4.4)	$(3.9)

Net loss per common share – basic and diluted	$(0.20)	$(0.05)

Weighted average number of shares outstanding during the period – basic and diluted	28,603,734	27,974,182

Supplemental disclosure of stock-based compensation expense
Stock-based compensation included in:
Selling, general and administrative expenses	$(2.3)	$(2.9)

(1)	Excluding depreciation and amortization

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	March 31, 2024	December 31, 2023
	(Unaudited)
Assets
Cash	$35.3	$40.0
Accounts receivable, net	37.5	40.6
Inventory	31.7	32.3
Prepaid expenses and other current assets	39.6	39.6
Total current assets	144.1	152.5

Property and equipment, net	63.2	62.8
Software development costs, net	21.9	21.8
Other acquired intangible assets subject to amortization, net	12.9	13.4
Goodwill	58.3	58.8
Operating lease right of use asset	15.2	14.2
Costs of obtaining and fulfilling customer contracts, net	9.7	9.4
Other assets	5.8	8.0
Total assets	$331.1	$340.9

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable and accrued expenses	$57.6	$60.8
Corporate tax and other current taxes payable	3.2	6.3
Deferred revenue, current	4.9	5.6
Operating lease liabilities	5.1	4.7
Current portion of long-term debt	18.9	19.1
Other current liabilities	4.4	4.2
Total current liabilities	94.1	100.7

Long-term debt	293.3	295.6
Finance lease liabilities, net of current portion	2.5	1.6
Deferred revenue, net of current portion	8.0	7.1
Operating lease liabilities	10.5	9.8
Other long-term liabilities	3.9	4.1
Total liabilities	412.3	418.9

Commitments and contingencies

Stockholders’ deficit
Preferred stock; $0.0001 par value; 1,000,000 shares authorized, no shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively.	—	—
Common stock; $0.0001 par value; 49,000,000 shares authorized; 26,559,756 shares and 26,219,021 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	—	—
Additional paid in capital	387.3	386.1
Accumulated other comprehensive income	45.8	44.5
Accumulated deficit	(514.3)	(508.6)
Total stockholders’ deficit	(81.2)	(78.0)
Total liabilities and stockholders’ deficit	$331.1	$340.9

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(5.7)	$(1.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9.9	9.4
Amortization of right of use asset	1.1	0.8
Stock-based compensation expense	2.3	2.9
Contract cost expense	(2.4)	(2.6)
Reclassification of loss on hedging instrument to comprehensive income	—	0.2
Non-cash interest expense relating to senior debt	0.2	0.3
Changes in assets and liabilities:
Accounts receivable	2.7	8.3
Inventory	0.4	(3.5)
Prepaid expenses and other assets	4.3	1.0
Corporate tax and other current taxes payable	(6.3)	(6.2)
Accounts payable and accrued expenses	(2.6)	3.5
Deferred revenues and customer prepayment	0.6	(0.2)
Operating lease liabilities	(1.0)	(0.9)
Other long-term liabilities	0.1	—
Net cash provided by operating activities	3.6	11.6

Cash flows from investing activities:
Purchases of property and equipment	(4.4)	(5.5)
Acquisition of third-party company trade and assets	—	(0.6)
Purchases of capital software	(3.3)	(2.8)
Net cash used in investing activities	(7.7)	(8.9)

Cash flows from financing activities:
Repayments of finance leases	(0.2)	(0.5)
Net cash used in financing activities	(0.2)	(0.5)

Effect of exchange rate changes on cash	(0.4)	0.6
Net (decrease) increase in cash	(4.7)	2.8
Cash, beginning of period	40.0	25.0
Cash, end of period	$35.3	$27.8

Supplemental cash flow disclosures
Cash paid during the period for interest	$0.1	$0.1
Cash paid during the period for income taxes	$—	$0.1
Cash paid during the period for operating leases	$2.1	$2.1

Supplemental disclosure of noncash investing and financing activities
Additional paid in capital from net settlement of RSUs	$(0.8)	$—
Lease liabilities arising from obtaining right of use assets	$(2.2)	$(0.1)
Property and equipment acquired through finance lease	$1.3	$—

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA RECONCILIATION BY SEGMENT

(in millions)

(Unaudited)

Three Months Ended March 31, 2024

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total

Net income (loss)	$2.8	$9.4	$3.1	$(1.3)	$(19.7)	$(5.7)
Items Relating to Legacy Activities:
Pension charges	—	—	—	—	0.3	0.3

Items outside the normal course of business:
Costs of group restructure	—	—	—	—	0.2	0.2
Costs of group restatement	—	—	—	—	5.0	5.0

Stock-based compensation expense	0.2	0.1	0.1	0.1	1.8	2.3
Depreciation and amortization	4.3	0.9	1.2	3.0	0.5	9.9
Interest expense, net	—	—	—	—	6.6	6.6
Other finance income	—	—	—	—	(0.1)	(0.1)
Income tax	—	—	—	—	(2.2)	(2.2)
Adjusted EBITDA	$7.3	$10.4	$4.4	$1.8	$(7.6)	$16.3

Adjusted EBITDA	£5.9	£8.0	£3.5	£1.3	£(6.0)	£12.7

Exchange rate - $ to £						1.27

Three Months Ended March 31, 2023

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total

Net income (loss)	$4.9	$11.7	$2.3	$(2.3)	$(18.0)	$(1.4)
Items Relating to Legacy Activities:
Pension charges	—	—	—	—	0.2	0.2

Items outside the normal course of business:
Costs of group restructure	—	—	—	—	3.0	3.0

Stock-based compensation expense	0.3	0.2	0.2	0.1	2.1	2.9
Depreciation and amortization	4.5	0.8	0.6	3.1	0.4	9.4
Interest expense, net	—	—	—	—	6.3	6.3
Other finance income	—	—	—	—	(0.1)	(0.1)
Income tax	—	—	—	—	(0.2)	(0.2)
Adjusted EBITDA	$9.7	$12.7	$3.1	$0.9	$(6.3)	$20.1

Adjusted EBITDA	£8.0	£10.4	£2.5	£0.8	£(5.2)	£16.5

Exchange rate - $ to £						1.21

ADJUSTED NET INCOME RECONCILIATION

(in millions, except share data)

(Unaudited)

	For the Three-Month Period Ended
	Unaudited	Unaudited
	Mar 31, 2024	Mar 31, 2023
Net loss	$(5.7)	$(1.4)
Items Relating to Legacy Activities:
Pension charges	0.3	0.2

Items outside the normal course of business:
Costs of group restructure	0.2	3.0
Costs of group restatement	5.0	—

Effect of exchange rates on cash	(0.4)	0.6
Mark to market movement on currency deals	0.2	0.1
Other finance expenses / (income)	(0.1)	(0.1)
Tax Impact	0.1	0.0
Adjusted Net Income (Loss)	$(0.4)	$2.5

Adjusted Net Income (Loss)	£(0.3)	£2.0

Exchange Rate - $ to £	1.27	1.21

Weighted average number of shares outstanding–diluted	28,603,734	28,851,003

Adjusted Net Income (Loss) per diluted share	$(0.02)	$0.09

PRO-RATED SEGMENT ADJUSTED EBITDA CONTRIBUTION

(in millions)

(Unaudited)

Three Months Ended March 31, 2024

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total

Total Revenue	$24.0	$12.4	$8.1	$18.6	$—	$63.1

Segment % of Total Revenue	38.0%	19.7%	12.8%	29.5%		100.0%

Adjusted EBITDA	$7.3	$10.4	$4.4	$1.8	$(7.6)	$16.3
Corporate allocation(1)	(2.9)	(1.5)	(1.0)	(2.2)	7.6	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$4.4	$8.9	$3.4	$(0.4)	$—	$16.3

Segment Contribution to Adjusted EBITDA	27.0%	54.6%	20.9%	(2.5)%		100.0%

(1)	Corporate allocation pro-rated by segment % of Total Revenue contribution

Three Months Ended March 31, 2023

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total

Total Revenue	$27.1	$14.8	$5.9	$17.1	$—	$64.9

Segment % of Total Revenue	41.8%	22.8%	9.1%	26.3%		100.0%

Adjusted EBITDA	$9.7	$12.7	$3.1	$0.9	$(6.3)	$20.1
Corporate allocation(1)	(2.6)	(1.4)	(0.6)	(1.7)	6.3	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$7.1	$11.3	$2.5	$(0.8)	$—	$20.1

Segment Contribution to Adjusted EBITDA	35.3%	56.2%	12.5%	(4.0)%		100.0%

(1)	Corporate allocation pro-rated by segment % of Total Revenue contribution